REGISTRATION NO. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              THE MONEY STORE INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NEW JERSEY                              22-2293022
 (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION
   INCORPORATION OR ORGANIZATION)            NUMBER)

    2840 MORRIS AVENUE
    UNION, NEW JERSEY                                 07083
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


                            1997 STOCK INCENTIVE PLAN
                                       OF
                              THE MONEY STORE INC.
                            (FULL TITLE OF THE PLAN)

                               ERIC R. ELWIN, ESQ.
                      VICE PRESIDENT AND CORPORATE COUNSEL
                               2840 MORRIS AVENUE
                             UNION, NEW JERSEY 07083
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (908) 686-2000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ----------------
                                    Copy to:

                             Richard S. Forman, Esq.
                          Stroock & Stroock & Lavan LLP
                             2029 Century Park East
                          Los Angeles, California 90067
                                 (310) 556-5800

                                               CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES TO BE           Amount to be         Proposed Maximum Offering    Proposed Maximum Aggregate      Amount of
           REGISTERED                   Registered             Price Per Share (1)       Offering Price (1)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
         Common Stock,                   2,800,000                  $24.875(3)           $69,650,000                  $20,546.75
          no par value                  shares (2)
----------------------------------------------------------------------------------------------------------------------------------

  (1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

  (2)    Pursuant to Rule 416 under the Securities Act, this Registration
         Statement also covers an indeterminate number of shares of Common Stock which may be issued by reason of the anti-dilution provisions of the plan.

  (3) Based upon the average of the high and low prices for the Common Stock reported by the NASDAQ National Market on November 26, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note:    The documents containing the information specified in
         Part I of Form S-8 will be sent or given to participants in the 1997 Stock Incentive Plan (the "1997 Plan") of The Money Store Inc. (the "Registrant") as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. See Rule 428(a)(1) under the Securities Act.

     If it is necessary for a prospectus to be used for reoffers of the Registrant's Common Stock acquired pursuant to the 1997 Plan, a prospectus prepared in accordance with the requirements of Part I of Form S-3 will be filed as part of this Registration Statement by means of a post-effective amendment hereto.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

               (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

               (c) The Registrant's Current Reports on Form 8-K dated April 9 and April 15, 1997; and

               (d) The description of the Registrant's Common Stock, no par value, which is contained in the Registrant's Registration Statement on Form 8-A, declared effective September 20, 1991, filed with the Commission to register such Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     (Not applicable.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     (Not applicable.)

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 14A:3-5 of the New Jersey Business Corporation Act provides that New Jersey corporations such as the Registrant may indemnify any director, officer, employee or agent against expenses and liabilities in connection with any proceeding involving the director, officer, employee or agent by reason of him or her acting in such capacity, other than a proceeding by or in the right of the corporation, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, did not have reasonable cause to believe such conduct was unlawful. Section Fifth of the Registrant's Amended and Restated Certificate of Incorporation and Article VII of the Registrant's Amended and Restated By-Laws entitle officers, directors, employees and agents to indemnification to the fullest extent permitted by
Section 14A:3-5 of the New Jersey Business Corporation Act.

     Section Sixth of the Registrant's Amended and Restated Certificate of Incorporation provides that no director or officer shall be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders, except that a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission
(i) in breach of the duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such director or officer of an improper personal benefit.

     The Registrant maintains directors' and officers' liability insurance which covers the directors and officers of the Registrant with policy limits of $15,000,000, with excess coverage of $25,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     (Not Applicable.)

ITEM 8.  EXHIBITS

      EXHIBIT NO.           DESCRIPTION

      4.1 Restated Certificate of Incorporation of the Registrant. Incorporated by reference to Exhibit
                            3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 10-K").

      4.2                   Amended and Restated By-Laws of the Registrant.
                            Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 (No. 33-41172).

      4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated October 12, 1995. Incorporated by reference to Exhibit 3.3 to the Registrant's 1996 10-K.

      4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated May 15, 1996. Incorporated by reference to Exhibit 3.4 to the Registrant's 1996 10-K.

      4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated October 30, 1996. Incorporated by reference to Exhibit 3.5 to the Registrant's 1996 10-K.

      4.6                   1997 Stock Incentive Plan of the Registrant.*

      5 Opinion of Eric R. Elwin, Esq., Corporate Counsel of the Registrant.*

      23.1 Consent of Eric R. Elwin, Esq., Corporate Counsel of the Registrant. Included in Exhibit 5 hereto.

      23.2                  Consent of KPMG Peat Marwick LLP.*

      24                    Power of Attorney (included at page 6).*

--------------------
*   Filed herewith by electronic submission.

ITEM 9.  UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 1st day of December 1997.

                                          THE MONEY STORE INC.

                                          By:/s/ MORTON DEAR
                                             Morton Dear,
                                             SENIOR EXECUTIVE VICE PRESIDENT


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned hereby constitutes and appoints Morton Dear, Eric R. Elwin, Michael H. Benoff and Harry Puglisi, and each of them, acting together or alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-8 (the "Registration Statement") relating to the 1997 Stock Incentive Plan of The Money Store Inc., and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys- in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 1, 1997:

      SIGNATURE                                        TITLE


                                          Chairman of the Board of Directors
Alan Turtletaub


/S/ MARC TURTLETAUB                       President, Chief Executive Officer
Marc Turtletaub                           and Director (Principal Executive
                                          Officer)

/s/ MORTON DEAR                           Senior Executive Vice President,
Morton Dear                               Secretary and Director


/s/ MICHAEL H. BENOFF                     Executive Vice President and Chief
Michael H. Benoff                         Financial Officer (Principal
                                          Financial Officer)

/s/ HARRY PUGLISI                         Treasurer and Director
Harry Puglisi

/s/ ALEXANDER C. SCHWARTZ, JR.            Director
Alexander C. Schwartz, Jr.

/s/ ANTHONY L. WATSON                     Director
Anthony L. Watson

/s/ WILLIAM S. TEMPLETON                  Executive Vice President and Director
William s. Templeton

/s/ JAMES K. RANSOM                       Vice President (Principal
James K. Ransom                           Accounting Officer)

                                  EXHIBIT INDEX

EXHIBIT                                                              SEQUENTIAL
NUMBER                               DESCRIPTION                       PAGE

4.1                    Restated Certificate of Incorporation
                       of the Registrant.  Incorporated by
                       reference to Exhibit 3.1 to the
                       Registrant's 1996 10-K.

4.2                    Amended and Restated By-Laws of the
                       Registrant.  Incorporated by reference to
                       Exhibit 3.2 to Registration Statement on
                       Form S-1 (No. 33-41172).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated October 12, 1995. Incorporated by reference to Exhibit 3.3 to the Registrant's 1996 10-K.

4.4                    Certificate of Amendment to the Restated
                       Certificate of Incorporation of the
                       Registrant, dated May 15, 1996.
                       Incorporated by reference to Exhibit 3.4 to the Registrant's 1996 10-K.

4.5 Certificate of Amendment to the Restated Certificate of Incorporation of the Registrant, dated October 30, 1996. Incorporated by reference to Exhibit 3.5 to the Registrant's 1996 10-K.

 4.6                   1997 Stock Incentive Plan of the Registrant.*

 5                     Opinion of Eric R. Elwin, Esq., Corporate
                       Counsel of the Registrant.*

 23.1 Consent of Eric R. Elwin, Esq., Corporate Counsel of the Registrant (included in Exhibit 5 hereto).

 23.2                  Consent of KPMG Peat Marwick LLP.*

 24                    Power of Attorney.  Included at page 6.

*Filed herewith by electronic submission.